UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 17, 2015

Momenta Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50797	04-3561634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

(617) 491-9700

(Registrant’s telephone number,
including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On June 17, 2015, Momenta Pharmaceuticals, Inc. (“Momenta”) and Sandoz AG and Sandoz Inc. (together “Sandoz”) entered into a letter agreement (the “Amendment”) amending the Collaboration and License Agreement, dated November 1, 2003, by and between Momenta and Sandoz (the “Agreement”) relating to, among other things, the development and commercialization of Enoxaparin Sodium Injection, a generic version of Lovenox®.  As amended, Sandoz’s obligation under the Agreement to pay Momenta a royalty on net sales of Enoxaparin Sodium Injection is replaced, effective as of April 1, 2015, with an obligation to pay 50% of contractually-defined profits on sales of Enoxaparin Sodium Injection.

The foregoing description of the Amendment does not purport to be a complete statement of the parties’ rights under the amended Agreement and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as an exhibit to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment, dated as of June 17, 2015, to the Collaboration and License Agreement dated November 1, 2003 by and among Sandoz AG, Sandoz Inc. and Momenta Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: June 19, 2015	By:	/s/ Richard P. Shea

Richard P. Shea Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment, dated as of June 17, 2015, to the Collaboration and License Agreement dated November 1, 2003 by and among Sandoz AG, Sandoz Inc. and Momenta Pharmaceuticals, Inc.